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                                                                    Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE

Investor Contact:
Gregory Pettit
Gavin Anderson & Company
212-515-1962

Media Contact:
Joel Weiden/Doug Morris
Gavin Anderson & Company
212-515-1970/1964

                   EXIDE TECHNOLOGIES FILES FOR REORGANIZATION

                       Company Continues Normal Operations
                 International Operations Not Included in Filing
           Exide Receives Commitment for $415 Million in New Financing
                            Arranged by Citibank N.A.

PRINCETON, NJ - April 15, 2002 - Exide Technologies, Inc. (OTCBB: EXDT) today announced that it and certain of its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Company said that it elected to file for reorganization because it offered the most efficient way to restructure its balance sheet and access new working capital while continuing to operate in the ordinary course of business.

The Company's operations outside of the U.S. are not included in the filing and
                                                 ---
will not be adversely affected.

"Over the past several months, we have made a number of difficult yet necessary operational changes that have exhibited positive results. We are now taking the next step to resolve our financial challenges and focus on addressing our balance sheet issues," said Craig Muhlhauser, president and chief executive officer.

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Exide said that its heavy debt burden, caused largely by a debt-financed global acquisition strategy and the costs of integrating these acquisitions, combined with the current economic conditions has made it necessary for the Company to file for reorganization to address its financial leverage and debt burden.

The Company said that it has arranged for $415 million in new financing, including $250 million in debtor-in-possession (DIP) financing provided by Citicorp USA, Inc., a subsidiary of Citibank N.A., and other financial institutions, and $165 million in financing provided by Citibank N.A. and other financial institutions for the entities outside of the U.S. that are not filing. The new financing, subject to Court approval, provides assurance that Exide will be able to continue to run its operations in the ordinary course and continue to serve its customers in a seamless manner. Suppliers who provide goods and services post-petition will be paid in the normal course.

Muhlhauser continued, "Our operations continue to be solid. With our lean manufacturing initiative, Excell, we have strengthened our ability to operate on a more efficient basis. Our fill rates are currently the highest they have ever been and we continue to offer our customers top quality products. Additionally, the realignment of our business units and our strategic sourcing initiatives have achieved significant productivity gains and cost savings that have enabled the Company to remain competitive in a challenging market. Combined with the financial restructuring, Exide will be in a better position to invest in our business and ensure our long-term success."

Exide said it has requested, and expects to receive Court approval to pay employee salaries, wages and benefits in the normal course of business, as well as continue to meet customer demands and supply products as usual.

Exide has established a supplier assistance center to answer questions from its suppliers. The toll free number for suppliers only is 866-758-8070.

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Exide's legal counsel is Kirkland & Ellis. Jay Alix and Associates and The
Blackstone Group are engaged to provide restructuring and financial advisory services.

About Exide Technologies:

Exide Technologies is an industrial and transportation battery producer and recycler, with operations in 89 countries.

Industrial applications include network-power batteries for telecommunications systems, fuel-cell load leveling, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS) markets; and motive-power batteries for a broad range of equipment uses, including lift trucks, mining vehicles and commercial vehicles.

Transportation uses include automotive, heavy-duty truck, agricultural, marine and other batteries, as well as new technologies being developed for hybrid vehicles and new 42-volt automotive applications. The Company supplies both aftermarket and original-equipment transportation customers.

Further information about Exide Technologies, its financial results and other information can be found at www.exide.com.

Certain statements in this press release may constitute forward-looking statements as defined by the Securities Litigation Reform Act of 1995. All forward-looking statements involve known and unknown risks and uncertainties (some of which are beyond the control of the Company) including, without limitation, Exide's ability to successfully negotiate a restructuring of its debt with its creditors, the ability of the Company to successfully emerge from bankruptcy and the ability of the Company to operate successfully during the reorganization proceeding. In light of the factors, there can be no assurance that events anticipated by the forward-looking statements contained in this press release will in fact transpire. The Company undertakes no obligation to republish revised forward-looking statements to reflect the occurrence of unanticipated events. These are enumerated in further detail in the Company's most recent Form 10-Q filed on February 19, 2002.

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